                                                      Exhibit 10.1

Non-qualified Stock Option Agreement
Time-Vested Option
2007

A NONQUALIFIED STOCK OPTION GRANT for the number of shares of Common Stock (hereinafter the "Option") as noted in the 2007 Notice of Grant of Stock Options, of Nordstrom, Inc., a Washington Corporation (the "Company"), is hereby granted to the "Optionee." The option price is as noted in the 2007 Notice of Grant of Stock Options and was determined as provided in, and is subjected to, the terms of the Nordstrom, Inc. 2004 Equity Incentive Plan (the "Plan") adopted by the Board of Directors of the Company and approved by the Company's shareholders, which is incorporated in this Agreement. To the extent inconsistent with this Agreement, the terms of the Plan shall govern. The Compensation Committee of the Board has the discretionary authority to construe and interpret the Plan and this Agreement. The Option is subject to the following:

1.  OPTION PRICE
The option price is one hundred percent (100%) of the fair market value of the Company's Common Stock, as determined by the closing price of the Company's Common Stock on the New York Stock Exchange on the date of the grant. For this purpose, the "date of grant" is indicated in the 2007 Notice of Grant of Stock Options and reflects either the date the Compensation Committee approves the grant, or if this date falls within a closed trading period, the first trading day thereafter that falls within an open trading window.

2.  VESTING AND EXERCISING OF OPTION
Except as set forth in Section 5, the Option shall vest and be exercisable in accordance with the provisions of the Plan as follows:

(a)	Schedule of Vesting and Rights to Exercise.

	Years of Continuous Service 	Percent of
	Following Grant of Option	Option Vested
        ----------------------------------------------
                After 1 year                25%
                After 2 years               50%
                After 3 years               75%
                After 4 years              100%

(b) Method of Exercise. The Option shall be exercisable (only to the extent vested) by a written notice that shall:

         (i) state the election to exercise the Option, the number of shares,
the   total option price, and the name, address and social security number of the Optionee;

	 (ii)  be signed by the person entitled to exercise the Option; and

	 (iii) be in writing and delivered to Nordstrom Leadership Benefits (either directly or through a stock broker).
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The Company has made arrangements with a broker for stock option management and exercises. Procedures for management and exercises shall be disseminated to the Optionee with the Agreement.

Payment of the purchase price of any shares with respect to which an Option is being exercised shall be by check or bank wire transfer, by means of the surrender of shares of Common Stock previously held for at least six months by Optionee, or where not acquired by Optionee by exercising a stock option, having a fair market value at least equal to the exercise price, or by giving an irrevocable direction for a securities broker approved by the Company to sell all or part of the Option shares and to deliver to the Company from the sale proceeds an amount sufficient to pay the option exercise price and any amount required to be withheld to meet the Company's minimum statutory withholding requirements, including the employee's share of payroll taxes. (The balance of the sale proceeds, if any, will be delivered to the Optionee.)

The certificate(s) or shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person(s) exercising the Option unless another person is specified. An Option hereunder may not at any time be exercised for a fractional number of shares.

(c)	Restrictions on Exercise. These Options may not be exercised if the issuance of the shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation, or the Company's insider trading policy.
As a condition to the exercise of these Options, the Company may require the person exercising the Options to make any representation and warranty to the Company as the Company's counsel advises and as may be required by the Company or by any applicable law or regulation.

3.  ACCEPTANCE OF OPTIONS
Although Nordstrom does not require the Optionee's signature upon accepting the grant, the Optionee remains subject to the terms of this Agreement.

4.  NONTRANSFERABILITY OF OPTIONS
The Option may not be sold, pledged, assigned or transferred in any manner otherwise than, in the event of the Optionee's death, either indicated on your valid Nordstrom Beneficiary Designation form, by will or the laws of descent and distribution and, except as set forth in Section 5 below, may be exercised during the lifetime of the Optionee only by the Optionee or by the guardian or legal representative of the Optionee. The terms of the Option shall be binding upon the executors, administrators, heirs and successors of the Optionee.

5. SEPARATION OF EMPLOYMENT
Except as set forth below, a vested Option may only be exercised while the Optionee is an employee of the Company. If an Optionee's employment is terminated, the Optionee or his or her legal representative shall have the right to exercise the Option after such termination as follows:

(a)  If the Optionee dies while employed by the Company, the persons
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named in the Optionee's Beneficiary Designation form may exercise such rights. If no valid Beneficiary Designation form is on file with the Company, then the person to whom the Optionee's rights have passed by will or the laws of descent and distribution may exercise such rights. If the Option was granted at least six months prior to the death of the Optionee while employed by the Company, it shall continue to vest and may be exercised during the period ending four years after the Optionee's death, but in no event later than 10 years after the date of grant. If the Option was granted less than six months prior to death, such Option shall be terminated as of the date of death.

(b)  If the Optionee is separated due to disability, as defined in
Section 22(e)(3) of the Internal Revenue Code, the Option, if granted at least six months prior to such separation, shall continue to vest and may be exercised during the period ending four years after separation, but in no event later than 10 years after the date of grant. If the Option was granted less than six months prior to disability, such Option shall be terminated as of that date.

(c) If the Optionee is separated due to retirement between the ages of 53 and 57 with 10 continuous years of service to the Company or upon attaining age 58, the Option, if granted at least six months prior to such retirement, shall continue to vest and may be exercised during the period ending four years after separation, but in no event later than 10 years after the date of grant. If the Option was granted less than six months prior to retirement, such Option shall be terminated as of that date.

(d)	If the Optionee's employment is terminated due to his or her embezzlement or theft of Company funds, defraudation of the Company, violation of Company rules, regulations or policies, or any intentional act that harms the Company, such Option, to the extent not exercised as of the date of termination, shall be terminated as of that date.

(e) If the Optionee is separated for any reason other than those set forth in subparagraphs (a), (b), (c) and (d) above, the Optionee
(or Optionee's beneficiary) may exercise his or her Option, to the extent vested as of the date of his or her separation, within 100 days after separation, but in no event later than 10 years after the date of grant.

6.  TERM OF OPTIONS
The Option may not be exercised more than 10 years from the date of original grant of these Options, and the vested portion of such Option may be exercised during such term only in accordance with the Plan and the terms of this Option.

7.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION
The number and kind of shares of Company stock subject to this Option shall be appropriately adjusted, pursuant to the Plan, along with a corresponding adjustment in the option price to reflect any stock dividend, stock split, split-up, extraordinary dividend distribution, or any combination or exchange of shares, however accomplished.

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8.  ADDITIONAL OPTIONS
The Nordstrom Compensation Committee of the Board of Directors may or may not grant the Optionee additional stock options in the future. Nothing in this Option or any future grant should be construed as suggesting that additional grants of options to the Optionee will be forthcoming.

9.  LEAVES OF ABSENCE AND PART-TIME WORK
For purposes of this Option, the Optionee's service does not terminate due to a military leave, a sick leave or another bona fide leave of absence if the leave was approved by the Company in writing and if continued crediting of service is required by the terms of the leave or by applicable law. But, service terminates when the approved leave ends unless the Optionee immediately returns to active work.

If the Optionee goes on a leave of absence approved by the Company, then the vesting schedule specified in the 2007 Notice of Grant of Stock Options may be adjusted in accordance with the Company's leave of absence policy or the terms of the leave.

10. TAX WITHHOLDING
In the event that the Company determines that it is required to withhold any tax as a result of the exercise of this Option, the Optionee, as a condition to the exercise of their Options, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements.

11. RIGHTS AS A SHAREHOLDER
Neither the Optionee nor the Optionee's representative shall have any rights as a shareholder with respect to any Common Shares subject to this Option, until (i) the Optionee or the Optionee's representative becomes entitled to receive such Common Shares by filing a notice of exercise and paying the Option Price pursuant to this Option, and
(ii) the Optionee or Optionee's representative has satisfied any other requirement imposed by applicable law or the Plan.

12. NO RETENTION RIGHTS
Nothing in this Option or in the Plan shall give the Optionee the right to be retained by the Company (or a subsidiary of the Company) as an employee or in any capacity. The Company and its subsidiaries reserve the right to terminate the Optionee's service at any time, with or without cause.

13. ENTIRE AGREEMENT
The 2007 Notice of Grant of Stock Options, this Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

14. CHOICE OF LAW
This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington, as such laws are applied to contracts entered into and performed in such State.